Form 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 1999
                                                  ----------------

                      EICO Electronic Instrument Co., Inc.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

        New York                      0-122                     11-524626
-------------------------        ----------------         ----------------------
(State or other jurisdic-        (Commission File             (IRS Employee
  tion of incorporation)             Number)              Identification Number)

853 Broadway, #2011
New York, New York                                                 10003
------------------                                                 -----
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:         (646) 654-1464

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

            On May 28, 1999, the date of the most recent annual meeting of shareholders of EICO Electronic Instrument Co., Inc., a New York Corporation (the "Company"), the shareholders of the Company approved a plan of liquidation of the Company. In furtherance of such plan of liquidation, on December 1, 1999, the Company's Board of Directors authorized the declaration of a partial liquidating distribution of $5.20 per share payable on or about January 12, 2000 to shareholders of record of the Company at the close of business on December 20, 1999. The Company will retain liquid assets in an amount deemed reasonable by its Board of Directors for purposes of settling the affairs of the Company, including the payment of any contingent claims, whether or not previously asserted against the Company. It is expected that the Company will distribute all remaining assets of the Company prior to December 31, 2002.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EICO Electronic Instrument Co., Inc.
                                     (Registrant)


                                 By: /s/ Linda Ashley
                                     ------------------------------------
                                     Linda Ashley, President

Dated: December 8, 1999


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